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                                                                      EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT

   The following is a list of all subsidiaries of Paging Network, Inc., the Registrant.

                                                                                          Ownership
   Name of Subsidiary                                 Jurisdiction of Incorporation       Percentage
   ------------------                                 -----------------------------       ----------
   Paging Network of America, Inc.                             Delaware                      100%
   Paging Network Canadian Holdings, Inc.                      Delaware                      100%
   Paging Network of Colorado, Inc.                            Delaware                      100%
   Paging Network of Dallas/Fort Worth, Inc.                   Delaware                      100%
   Paging Network Equipment Company, Inc.                      Delaware                      100%
   Paging Network Finance Corp.                                Delaware                      100%
   Paging Network of Hartford/Springfield, Inc.                Delaware                      100%
   Paging Network of Illinois, Inc.                            Delaware                      100%
   Paging Network International, Inc.                          Delaware                      100%
   Paging Network of Los Angeles, Inc.                         Delaware                      100%
   Paging Network of Massachusetts, Inc.                       Delaware                      100%
   Paging Network of Michigan, Inc.                            Delaware                      100%
   Paging Network of Minnesota, Inc.                           Delaware                      100%
   Paging Network of New Jersey, Inc.                          Delaware                      100%
   Paging Network of New York, Inc.                            New York                      100%
   Paging Network of Northern California, Inc.                 Delaware                      100%
   Paging Network of Ohio, Inc.                                Delaware                      100%
   Paging Network of Oregon, Inc.                              Delaware                      100%
   Paging Network of Philadelphia, Inc.                        Delaware                      100%
   Paging Network of San Antonio, Inc.                         Delaware                      100%
   Paging Network of San Francisco, Inc.                       Delaware                      100%
   Paging Network Satellite Company, Inc.                      Delaware                      100%
   Paging Network Services, Inc.                               Delaware                      100%
   Paging Network of Tennessee, Inc.                           Delaware                      100%
   Paging Network of Utah, Inc.                                Delaware                      100%
   Paging Network of Washington, Inc.                          Virginia                      100%
   Paging Network - Central Region, Inc.                       Delaware                      100%
   Paging Network - Northeastern Region, Inc.                  Delaware                      100%
   Paging Network - Northwestern Region, Inc.                  Delaware                      100%
   PageNet de Argentina S.A.                                   Argentina                      99%
   Paging Network do Brasil S.A.                               Brazil                       17.5%
   Paging Network of Canada Inc.                               Canada                        100%
   PageNet Chile S.A.                                          Chile                         100%
   Paging Network International N.V.                           The Netherlands               100%
   Paging Network (UK), Limited                                England                       100%
   Madison Telecommunications Holdings, Inc.                   Canada                         80%
   Sociedad de Radiotelefoni a Movil, S.A.                     Spain                          25%